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                                  EXHIBIT 23.2

                          CONSENT OF ERNST & YOUNG LLP





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                                                                  EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Beverly Enterprises, Inc. 1996 Long-Term Incentive Plan of our report dated February 2, 1996, except for
Note 4, paragraph 5 and Note 5, paragraph 5, as to which the date is March 21, 1996, with respect to the consolidated financial statements and schedule of Beverly Enterprises, Inc. included in its Annual Report on Form 10-K, for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                                       ERNST & YOUNG LLP


June 19, 1996
Little Rock, Arkansas